Exhibit 99.1

The First Bancshares, Inc. Reports a 121.7% Increase in Net Income Available to Common Shareholders and a 102.7% Increase in Operating Net Earnings for the Second Quarter Ended June 30, 2018; Declares Quarterly Dividend of $0.05

HATTIESBURG, Miss.--(BUSINESS WIRE)--July 23, 2018--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) reported today net income available to common shareholders of $5.2 million for the second quarter of 2018, an increase of $2.9 million or 121.7%, compared to $2.4 million for the second quarter of 2017. Operating net earnings increased 102.7% ($4.1 million) for the second quarter comparison, totaling $8.1 million for the second quarter of 2018 as compared to $4.0 million for the second quarter of 2017. Operating net earnings excludes merger-related costs of $2.9 million for the second quarter of 2018 and $1.6 million for the second quarter of 2017, net of tax.

For the second quarter of 2018, fully diluted earnings per share were $0.40, compared to $0.26 for the second quarter of 2017. Excluding the impact of the merger-related costs, fully diluted operating earnings per share for the second quarter of 2018 were $0.62 as compared to $0.44 for the second quarter of 2017. Fully diluted earnings per share for 2018 include the issuance of 2,012,500 shares of our common stock during the fourth quarter of 2017.

Highlights for the Quarter:

  On April 1, 2018, the Company closed as planned the acquisition of Sunshine Financial, Inc. and its wholly-owned subsidiary, Sunshine Community Bank, which added 5 locations serving Tallahassee, Florida.
  During the quarter, system integration was completed for First Community Bank which closed on March 1, 2018.
  Excluding the Sunshine Community Bank acquisition, loans increased $26.4 million or 1.7% during the second quarter of 2018.
  On April 30, 2017, the Company issued $66 million in aggregate principal amount of subordinated debt.
  During the quarter, the Company received a $0.9 million financial assistance grant from the U. S. Treasury as a result of our designation as a Community Development Financial Institution.

M. Ray “Hoppy” Cole, President & Chief Executive Officer, commented, “The Companies profitability and operating performance measures have continued to improve quarter over quarter. During the 2nd quarter of 2018 we achieved an operating ROAA of 1.33% and an operating ROATCE of 15%. This improvement is the result of the substantial growth we have generated over the last year combined with increases in our net interest margin and operating efficiency.

During the 2nd quarter our team members successfully integrated First Community Bank’s operating systems and closed on the Sunshine Bank acquisition. Both of these events, as well as solid organic growth contributed to the substantial improvement in the Company’s overall performance. Our team members continue to be focused on executing our strategic vision of growing our franchise in the Gulf South region.”

Balance Sheet

Consolidated assets increased $182.3 million to $2.482 billion at June 30, 2018 from $2.299 billion at March 31, 2018. The acquisition of Sunshine Community Bank added $223.6 million in assets.

Total loans were $1.710 billion at June 30, 2018, as compared to $1.517 billion at March 31, 2018, and $1.188 billion at June 30, 2017, representing increases of $193.7 million or 12.8%, and $522.3 million or 44.0%, respectively. The acquisition of Sunshine Community Bank accounted for $170.8 million, net of fair value mark of the total increase in loans as compared to the first quarter of 2018. The acquisitions of First Community Bank and Sunshine Community Bank accounted for $437.1 million, net of fair value mark of the total increase in loans as compared to the second quarter of 2017. Loans excluding those purchased from Sunshine Community Bank grew $26.4 million or 1.7% during the second quarter of 2018 as compared to the first quarter of 2018.

Total deposits were $2.097 billion at June 30, 2018, as compared to $1.992 billion at March 31, 2018, and $1.551 billion at June 30, 2017, representing increases of $105.6 million or 5.3%, and $546.4 million or 35.2%, respectively. The acquisition of Sunshine Community Bank accounted for $152.0 million, net of fair value mark of the total increase in deposits as compared to the first quarter of 2018. The acquisitions of First Community Bank and Sunshine Community Bank accounted for $509.2 million, net of fair value mark of the total increase in deposits as compared to the second quarter of 2017. Net of the deposits acquired from Sunshine Community Bank, deposits decreased $46.4 million for the sequential-quarter. The decrease in non-acquired deposits was largely due to a decrease in NOW accounts of $21.2 million, which is attributable to the seasonality of the public fund deposits.

During the quarter, the Company issued $66 million in aggregate principal amount of subordinated debt. The net proceeds of the issuance will be used to support future growth and general corporate purposes along with the repayment of an existing line of credit with a balance of $16 million.

Asset Quality

Nonperforming assets totaled $17.9 million at June 30, 2018, an increase of $3.1 million compared to $14.8 million at March 31, 2018 and an increase of $4.7 million compared to June 30, 2017. The majority of the increase in both quarterly comparisons was related to acquired nonaccrual loans. The ratio of the allowance for loan and leases losses (ALLL) to total loans was 0.56% at June 30, 2018 and 0.57% at March 31, 2018. Including total valuation accounting adjustments of $7.0 million on acquired loans, the total valuation plus ALLL was .97% of total loans at June 30, 2018. The ratio of annualized net charge-offs (recoveries) to total loans was 0.003% for the quarter ended June 30, 2018 compared to (0.02%) for the quarter ended March 31, 2018.

Second Quarter 2018 vs. Second Quarter 2017 Earnings Comparison

Net income available to common shareholders for the second quarter of 2018 totaled $5.2 million compared to $2.4 million for the second quarter of 2017, an increase of $2.9 million or 121.7%.

Operating net earnings for the second quarter of 2018 totaled $8.1 million compared to $4.0 million for the second quarter of 2017, an increase of $4.1 million or 102.7%. The calculation of operating net earnings excludes merger-related costs.

For the second quarter of 2018, revenues from consolidated operations increased $10.3 million in prior year quarterly comparison. Net interest income for the second quarter of 2018 was $21.5 million, an increase of $6.7 million when compared to the second quarter of 2017. The increase was due to interest income earned on a higher volume of loans as well as increased rates.

Non-interest income increased $1.9 million for the second quarter of 2018 as compared to the second quarter of 2017 due to increased service charges and interchange fee income of $1.0 million. The Company also received a financial assistance award of $0.9 million from the U.S. Treasury during the second quarter of 2018 as a result of our designation as a Community Development Financial Institution.

Second quarter 2018 non-interest expense was $19.7 million, an increase of $4.6 million, or 30.6% as compared to the second quarter of 2017. Excluding acquisition charges of $3.8 million and $2.7 million for second quarter of 2018 and 2017, respectively, non-interest expense increased $3.5 million in the second quarter of 2018 as compared to second quarter of 2017, of which $1.8 million is attributable to the salaries and benefits related to the acquisitions of First Community Bank and Sunshine Community Bank.

Net interest income was $21.6 million for the second quarter of 2018 as compared to $14.8 million for the second quarter of 2017. Fully tax equivalent (“FTE”) net interest income totaled $21.8 million and $15.1 million for the second quarter of 2018 and 2017, respectively. FTE net interest income increased $6.7 million in the prior year quarterly comparison due to increased loan volume as well as increased rates. Purchase accounting adjustments accounted for $0.4 million of the difference in net interest income for the second quarter comparisons. Second quarter 2018 FTE net interest margin of 3.92% includes 10 basis points related to purchase accounting adjustments compared to 3.84% for the same quarter in 2017 which included 3 basis points related to purchase accounting adjustments.

Investment securities totaled $453.3 million, or 18.3% of total assets at June 30, 2018, versus $382.0 million, or 21.3% of total assets at June 30, 2017. The average volume of investment securities increased $69.3 million in prior year quarterly comparison, primarily as a result of the acquisitions. The average tax equivalent yield on investment securities increased 43 basis points to 3.08% from 2.65% in prior year quarterly comparison. The investment portfolio had a net unrealized loss of $6.0 million at June 30, 2018 as compared to a net unrealized gain of $3.6 million at June 30, 2017.

The FTE average yield on all earning assets increased 29 basis points in prior year quarterly comparison, from 4.25% for the second quarter of 2017 to 4.54% for the second quarter of 2018. Average interest expense increased 28 basis points from 0.51% for the second quarter of 2017 to 0.79% for the second quarter of 2018 due primarily to increased deposit accounts as well as the new issuance of subordinated debt. Cost of all deposits averaged 49 basis points for the second quarter of 2018 compared to 33 basis points for the second quarter of 2017. Public funds increased $36.0 million when comparing June 30, 2018 to June 30, 2017.

Second Quarter 2018 vs First Quarter 2018 Earnings Comparison

Net income available to common shareholders for the second quarter of 2018 increased $1.3 million or 32.5% compared to $4.0 million in the first quarter of 2018.

Operating net earnings for the second quarter of 2018 compared to the first quarter of 2018 increased $2.8 million or 51.8% from $5.4 million for the first quarter of 2018 to $8.1 million for the second quarter of 2018. Operating net earnings exclude the merger-related costs discussed above.

Net interest income for the second quarter of 2018 was $21.6 million as compared to $16.4 million for the first quarter of 2018, an increase of $5.2 million. FTE net interest income increased $5.2 million to $21.8 million from $16.6 million in sequential-quarter comparison. The increase was due to increased loan volume as well as increased rates. Interest income from purchase accounting adjustments increased $0.5 million in sequential quarter comparison due to the acquisitions of First Community Bank and Sunshine Community Bank. Second quarter 2018 FTE net interest margin of 3.92% includes 10 basis points related to purchase accounting adjustments compared to 3.67% for the first quarter in 2018 which included 2 basis points related to purchase accounting adjustments.

Investment securities totaled $453.3 million, or 18.3% of total assets at June 30, 2018, versus $441.9 million, or 19.2% of total assets at March 31, 2018. The average volume of investment securities increased $66.0 million in sequential-quarter comparison, primarily as a result of the acquisitions. The average tax equivalent yield on investment securities increased 4 basis points to 3.08% from 3.04% in sequential-quarter comparison. The investment portfolio had a net unrealized loss of $6.0 million at June 30, 2018 as compared to a net unrealized loss of $5.1 million at March 31, 2018.

The FTE average yield on all earning assets increased in sequential-quarter comparison from 4.19% to 4.54%. Average interest expense increased 12 basis points from 0.67% for the first quarter of 2018 to 0.79% for the second quarter of 2018 due primarily to increased deposit accounts as well as the new issuance of subordinated debt. Cost of all deposits averaged 49 basis points for the second quarter of 2018 compared to 44 basis points for the first quarter of 2018. Public funds decreased $21.2 million when comparing June 30, 2018 to March 31, 2018.

Non-interest income increased $2.2 million in sequential-quarter comparison resulting from increased mortgage income of $0.4 million, increased service charges and interchange fee income of $0.8 million as well as the U. S. Treasury financial assistance award of $0.9 million.

Excluding acquisition charges, non-interest expense increased $3.0 million in sequential-quarter comparison, which reflects increases in salaries and employee benefits of $1.7 million, an increase in occupancy expense of $0.4 million, an increase in other professional services of $0.3 million and an increase in other non-interest expenses of $0.5 million. These increases are mainly due to the acquisitions of First Community Bank and Sunshine Bank.

Year to Date Earnings Comparison

In year-over-year comparison, net income available to common shareholders increased $5.7 million, or 163.8%, from $3.5 million at June 30, 2017 to $9.2 million at June 30, 2018. Operating net earnings increased $6.1 million or 82.5% from $7.4 million at June 30, 2017 to $13.5 million at June 30, 2018. Operating net earnings excludes merger-related costs of $4.3 million, net of tax for the year to date period ending June 30, 2018 and $3.9 million, net of tax for the year to date period ending June 30, 2017.

Net interest income increased $8.9 million in year-over-year comparison, primarily due to interest income earned on a higher volume of loans as well as increased rate.

Non-interest income was $9.1 million at June 30, 2018, an increase of $1.9 million in year-over-year comparison consisting of increases in service charges on deposit accounts, interchange fee income, other charges and fees as well as the financial assistance award.

Non-interest expense was $34.3 million at June 30, 2018, an increase of $3.1 million in year-over-year comparison primarily resulting from increases in salaries and benefits of $2.0 million which relates to the acquisitions of First Community Bank and Sunshine Bank. Increases in occupancy, FDIC premiums, amortization of core deposit intangibles and other non-interest expense were attributable to the acquisitions.

Declaration of Cash Dividend

The Company announced that its Board of Directors declared a cash dividend in the amount of $0.05 per share, to be paid on its common stock on August 22, 2018 to shareholders of record as of the close of business on August 7, 2018.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama and Florida. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. This press release includes operating net earnings, operating earnings per share, fully tax equivalent net interest income, total tangible common equity, tangible book value per common share and certain ratios derived from these non-GAAP financial measures. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented in this press release. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented, and other bank holding companies may define or calculate these measures differently. These non-GAAP financial measures should not be considered in isolation and do not purport to be an alternative to net income, earnings per share, net interest income, book value or other GAAP financial measures as a measure of operating performance. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is provided in this press release following the Condensed Consolidated Financial Information (unaudited).

Forward Looking Statements

This news release contains statements regarding the projected performance of The First Bancshares, Inc. and its subsidiary. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; interest rate risk; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; and risks related to the acquisitions of Southwest Banc Shares, Inc. and Sunshine Financial, Inc., including the risk that anticipated benefits from the transactions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission, which are available on the SEC’s website, http://www.sec.gov. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)
EARNINGS DATA	Quarter Ended 6/30/18	Quarter Ended 3/31/18	Quarter Ended 12/31/17	Quarter Ended 9/30/17	Quarter Ended 6/30/17
Total Interest Income	$25,037	$18,758	$17,143	$16,708	$16,464
Total Interest Expense	3,468	2,378	1,922	1,773	1,629
Net Interest Income	21,569	16,380	15,221	14,935	14,835
FTE net interest income*	21,826	16,609	15,523	15,232	15,140
Provision for loan losses	857	277	122	90	248
Non-interest income	5,632	3,459	3,556	3,658	3,757
Non-interest expense	19,680	14,597	12,390	11,888	15,070
Earnings before income taxes	6,664	4,965	6,265	6,615	3,274
Income tax expense	1,419	1,008	3,851	1,901	908
Net income available to common shareholders	$5,245	$3,957	$2,414	$4,714	$2,366

PER COMMON SHARE DATA
Basic earnings per share	$0.40	$0.34	$0.23	$0.52	$0.26
Diluted earnings per share	0.40	0.34	0.23	0.51	0.26
Diluted earnings per share, operating*	0.62	0.46	0.45	0.51	0.44
Quarterly dividends per share	.05	.05	.0375	.0375	.0375
Book value per common share at end of period	21.88	20.95	19.92	18.24	17.80
Tangible common book value at period end*	16.82	16.39	17.71	15.48	15.00
Market price at end of period	36.80	32.25	34.20	30.15	27.60
Shares outstanding at period end	13,065,953	12,339,492	11,165,907	9,153,407	9,152,657
Weighted average shares outstanding:
Basic	13,065,953	11,556,968	10,521,236	9,152,674	9,145,179
Diluted	13,167,969	11,652,959	10,598,036	9,224,481	9,206,378

AVERAGE BALANCE SHEET DATA
Total assets	$2,443,176	$1,986,150	$1,810,252	$1,772,402	$1,751,092
Loans and leases	1,696,737	1,325,272	1,215,962	1,185,493	1,155,699
Total deposits	2,115,661	1,683,999	1,475,628	1,512,616	1,527,119
Total common equity	274,535	230,255	205,580	164,455	155,667
Total tangible common equity*	217,092	196,326	180,322	139,013	130,789

SELECTED RATIOS
Annualized return on avg assets	0.86%	0.80%	0.53%	1.06%	0.54%
Annualized return on avg assets, operating*	1.33%	1.08%	1.05%	1.07%	0.92%
Annualized return on avg common equity, operating*	11.85%	9.31%	9.21%	11.54%	10.31%
Annualized return on avg tangible common equity, oper*	14.99%	10.92%	10.49%	13.65%	12.27%
Average loans to average deposits	80.20%	78.70%	82.40%	78.37%	75.68%
FTE Net Interest Margin*	3.91%	3.67%	3.79%	3.81%	3.84%
Efficiency Ratio	71.67%	72.74%	64.94%	62.93%	79.75%
Efficiency Ratio, operating*	57.70%	63.98%	62.93%	62.68%	65.56%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	0.56%	0.57%	0.68%	0.68%	0.68%
Nonperforming assets to tangible equity + ALLL	7.88%	6.99%	6.56%	9.71%	9.10%
Nonperforming assets to total loans + ORE	1.04%	0.97%	1.10%	1.21%	1.11%
Annualized QTD net charge-offs (recoveries) to total loans	0.003%	(0.02%)	0.003%	(0.005%)	(0.003%)

*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)
BALANCE SHEET	June 30, 2018	Mar 31, 2018	Dec 31, 2017	Sept 30, 2017	June 30, 2017
Assets
Cash and cash equivalents	$120,425	$162,521	$91,922	$93,317	$92,596
Securities available-for-sale	437,011	425,529	356,893	353,035	366,490
Securities held-to-maturity	6,000	6,000	6,000	6,000	6,000
Other investments	10,320	10,399	9,969	9,556	9,544
Total investment securities	453,331	441,928	372,862	368,591	382,034
Loans held for sale	5,914	2,538	4,790	4,588	5,907
Total loans	1,710,271	1,516,579	1,225,306	1,198,193	1,187,936
Allowance for loan losses	(9,512)	(8,659)	(8,288)	(8,175)	(8,070)
Loans, net	1,700,759	1,507,920	1,217,018	1,190,018	1,179,866
Premises and equipment	62,289	57,430	46,426	46,203	44,766
Other Real Estate	7,890	7,357	7,158	7,855	8,072
Goodwill and other intangibles	66,105	56,343	24,670	25,325	25,615
Other assets	64,976	63,376	48,392	52,079	50,766
Total assets	$2,481,689	$2,299,413	$1,813,238	$1,787,976	$1,789,622

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$459,402	$414,142	$301,989	$308,050	$319,494
Interest-bearing deposits	1,637,833	1,577,502	1,168,576	1,199,941	1,231,305
Total deposits	2,097,235	1,991,644	1,470,565	1,507,991	1,550,799
Borrowings	10,516	29,034	104,072	94,321	59,367
Subordinated debentures	75,192	10,310	10,310	10,310	10,310
Other liabilities	12,920	9,886	5,823	8,374	6,267
Total liabilities	2,195,863	2,040,874	1,590,770	1,620,996	1,626,743
Total shareholders’ equity	285,826	258,539	222,468	166,980	162,879
Total liabilities and shareholders’ equity	$2,481,689	$2,299,413	$1,813,238	$1,787,976	$1,789,622

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17
Interest Income:
Loans, including fees	$21,155	$15,926	$14,687	$14,357	$14,114
Investment securities	3,262	2,661	2,346	2,180	2,197
Accretion of purchase accounting adjustments	559	59	57	55	56
Other interest income	61	112	53	116	97
Total interest income	25,037	18,758	17,143	16,708	16,464
Interest Expense:
Deposits	2,498	1,840	1,455	1,436	1,364
Borrowings	69	460	392	357	259
Subordinated debentures	852	78	105	41	67
Accretion of purchase accounting adjustments	49	-	(30)	(61)	(61)
Total interest expense	3,468	2,378	1,922	1,773	1,629
Net interest income	21,569	16,380	15,221	14,935	14,835
Provision for loan losses	857	277	122	90	248
Net interest income after provision for loan losses	20,712	16,103	15,099	14,845	14,587

Non-interest Income:
Service charges on deposit accounts	1,341	1,027	908	902	922
Mortgage Income	1,213	800	1,102	1,276	1,208
Interchange Fee Income	1,500	1,040	961	935	959
Gain (loss) on securities, net	(5)	-	3	(10)	(1)
Gain on sale of premises and equipment	-	-	-	-	-
Financial Assistance Award	917	-	-	-	-
Other charges and fees	666	592	582	555	669
Total non-interest income	5,632	3,459	3,556	3,658	3,757

Non-interest expense:
Salaries and employee benefits	9,502	7,789	7,478	7,327	7,625
Occupancy expense	2,034	1,646	1,427	1,390	1,348
FDIC premiums	368	367	365	355	331
Marketing	70	80	118	50	99
Amortization of core deposit intangibles	356	201	173	160	182
Other professional services	438	189	194	367	567
Acquisition charges	3,838	1,758	384	-	2,682
Other non-interest expense	3,074	2,567	2,251	2,239	2,236
Total Non-interest expense	19,680	14,597	12,390	11,888	15,070
Earnings before income taxes	6,664	4,965	6,265	6,615	3,274
Income tax expense	1,419	1,008	3,851	1,901	908
Net income available to common shareholders	$5,245	$3,957	$2,414	$4,714	$2,366

Diluted earnings per common share	$0.40	$0.34	$0.23	$0.51	$0.26
Diluted earnings per common share, operating*	$0.62	$0.46	$0.45	$0.51	$0.44
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)
EARNINGS STATEMENT	Year to Date
	2018	2017
Interest Income:
Loans, including fees	$37,081	$27,558
Investment securities	5,923	4,326
Accretion of purchase accounting adjustments	618	112
Other interest income	173	221
Total interest income	43,795	32,217
Interest Expense:
Deposits	4,338	2,562
Borrowings	529	623
Subordinated debentures	930	130
Amortization (Accretion) of purchase accounting adjustments	49	(101)
Total interest expense	5,846	3,214
Net interest income	37,949	29,003
Provision for loan losses	1,134	294
Net interest income after provision for loan losses	36,815	28,709

Non-interest Income:
Service charges on deposit accounts	2,368	1,790
Mortgage Income	2,013	2,124
Interchange Fee Income	2,540	1,862
Gain (loss) on securities, net	(5)	(9)
Gain on sale of premises and equipment	-	-
Financial Assistance Award	917	-
Other charges and fees	1,258	1,381
Total non-interest income	9,091	7,148

Non-interest expense:
Salaries and employee benefits	17,291	15,247
Occupancy expense	3,680	2,718
FDIC premiums	735	532
Marketing	150	168
Amortization of core deposit intangibles	557	331
Other professional services	627	910
Acquisition charges	5,596	6,280
Other non-interest expense	5,641	4,979
Total Non-interest expense	34,277	31,165
Earnings before income taxes	11,629	4,692
Income tax expense	2,427	1,204
Net income available to common shareholders	$9,202	$3,488

Diluted earnings per common share	$0.74	$0.38
Diluted earnings per common share, operating*	$1.09	$0.80
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)
COMPOSITION OF LOANS	June 30, 2018	Percent of Total	Mar 31, 2018	Dec 31, 2017	Sept 30, 2017	June 30, 2017	Percent of Total
Commercial, financial and agricultural	$228,643	13.3%	$213,118	$165,780	$164,577	$167,799	14.1%
Real estate – construction	229,164	13.4%	213,712	183,328	171,609	169,971	14.2%
Real estate – commercial	658,096	38.3%	561,153	467,484	456,110	448,218	37.5%
Real estate – residential	546,120	31.8%	475,868	385,099	377,308	372,815	31.2%
Lease Financing Receivable	2,476	0.1%	2,433	2,450	2,008	2,189	0.2%
Obligations of States & subdivisions	10,627	0.6%	15,861	3,109	5,892	5,775	0.5%
Consumer	35,145	2.2%	34,434	18,056	20,689	21,169	1.8%
Loans held for sale	5,914	0.3%	2,538	4,790	4,588	5,907	0.5%
Total loans	$1,716,185	100%	$1,519,117	$1,230,096	$1,202,781	$1,193,843	100%

COMPOSITION OF DEPOSITS	June 30, 2018	Percent of Total	Mar 31, 2018	Dec 31, 2017	Sept 30, 2017	June 30, 2017	Percent of Total
Noninterest bearing	$459,402	21.9%	$414,142	$301,989	$308,050	$319,494	20.6%
NOW and other	731,617	34.9%	761,318	601,694	639,802	665,250	42.9%
Money Market/Savings	519,516	24.7%	434,569	283,5792	292,592	296,705	19.1%
Time Deposits of less than $250,000	308,086	14.7%	295,317	220,951	209,714	203,254	13.1%
Time Deposits of $250,000 or more	78,614	3.8%	86,298	62,352	57,833	66,096	4.3%
Total Deposits	$2,097,235	100%	$1,991,644	$1,470,565	$1,507,991	$1,550,799	100%

ASSET QUALITY DATA	June 30, 2018		Mar 31, 2018	Dec 31, 2017	June 30, 2017	June 30, 2017
Nonaccrual loans	$8,440		$5,746	$5,674	$4,852	$3,979
Loans past due 90 days and over	940		1,096	285	1,436	760
Total nonperforming loans	9,380		6,842	5,959	6,288	4,739
Other real estate	7,890		7,357	7,158	7,855	8,072
Nonaccrual securities	616		616	408	408	408
Total nonperforming assets	$17,886		$14,815	$13,525	$14,551	$13,219

Nonperforming assets to total assets	0.72%		0.64%	0.75%	0.81%	0.74%
Nonperforming assets to total loans + ORE	1.04%		0.97%	1.10%	1.21%	1.11%
ALLL to nonperforming loans	101.41%		128.13%	139.08%	130.01%	170.29%
ALLL to total loans	0.56%		0.57%	0.68%	0.68%	0.68%

Quarter-to-date net charge-offs (recs)	$12		$(94)	$9	$(15)	$(97)
Annualized QTD net chg/offs (recs) to loans	0.003%		(0.02%)	0.003%	(0.005%)	(0.003%)

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	June 30, 2018			March 31, 2018			December 31, 2017			September 30, 2017			June 30, 2017
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$328,898	$2,423	2.95%	$274,595	$1,986	2.89%	$271,459	$1,760	2.59%	$280,441	$1,601	2.28%	$282,235	$1,605	2.27%
Tax-exempt securities	117,875	1,015	3.44%	106,161	904	3.41%	93,645	888	3.79%	93,716	876	3.74%	95,272	897	3.77%
Total investment securities	446,773	3,438	3.08%	380,756	2,890	3.04%	365,104	2,648	2.90%	374,157	2,477	2.65%	377,507	2,502	2.65%
Fed funds sold	17,242	61	1.42%	11,368	35	1.23%	54,640	46	0.34%	36,591	113	1.24%	39,048	95	0.97%
Int bearing deposits in other banks	68,079	81	0.48%	94,321	77	0.33%	4,544	6	0.53%	3,463	3	0.35%	5,214	2	0.15%
Loans	1,696,737	21,714	5.12%	1,325,272	15,985	4.82%	1,215,962	14,745	4.85%	1,185,493	14,412	4.86%	1,155,699	14,170	4.90%
Total Interest earning assets	2,228,831	25,294	4.54%	1,811,717	18,987	4.19%	1,640,250	17,445	4.25%	1,599,704	17,005	4.25%	1,577,468	16,769	4.25%
Other assets	214,345			174,433			170,002			172,698			173,624
Total assets	$2,443,176			$1,986,150			$1,810,252			$1,772,402			$1,751,092

Interest-bearing liabilities:
Deposits	$1,676,110	$2,547	0.61%	$1,330,925	$1,840	0.55%	$1,173,386	$1,425	0.49%	$1,204,614	$1,375	0.46%	$1,211,959	$1,303	0.43%
Repo	-	-	0.00%	-	-	0.00%	-	-	0.00%	4,891	38	3.11%	5,000	48	3.84%
Fed funds purchased	1,382	9	2.60%	202	1	1.98%	2,543	11	1.73%	3,816	19	1.99%	1,906	8	1.68%
FHLB & FTN	22,959	138	2.40%	71,944	459	2.55%	103,421	381	1.47%	68,041	300	1.76%	40,765	203	1.99%
Subordinated debentures	54,036	774	5.73%	10,310	78	3.03%	10,310	105	4.07%	10,310	41	1.59%	10,310	67	2.60%
Total interest bearing liabilities	1,754,487	3,468	0.79%	1,413,381	2,378	0.67%	1,289,660	1,922	0.60%	1,291,672	1,773	0.55%	1,269,940	1,629	0.51%
Other liabilities	414,154			342,514			315,012			316,275			325,485
Shareholders' equity	274,535			230,255			205,580			164,455			155,667
Total liabilities and shareholders' equity	$2,443,176			$1,986,150			$1,810,252			$1,772,402			$1,751,092

Net interest income (FTE)*		$21,826	3.75%		$16,609	3.52%		$15,523	3.66%		$15,232	3.70%		$15,140	3.74%

Net interest margin (FTE)*			3.92%			3.67%			3.79%			3.81%			3.84%

Core net interest margin*			3.82%			3.65%			3.76%			3.78%			3.81%

FIRST BANCSHARES, INC and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited)
(in thousands except per share data)
		Three Months Ended
Per Common Share Data		June 30, 2018	Mar 31, 2018	Dec 31, 2017	Sept 30, 2017	June 30, 2017
Book value per common share		$21.88	$20.95	$19.92	$18.24	$17.80
Effect of intangible assets per share		5.06	4.56	2.21	2.76	2.80
Tangible book value per common share		$16.82	$16.39	$17.71	$15.48	$15.00

Diluted earnings per share		$0.40	$0.34	$0.23	$0.51	$0.26
Effect of acquisition charges		0.29	0.15	0.04	-	0.29
Taxes on acquisition charges		(0.07)	(0.03)	(0.01)	-	(0.11)
Charge related to reduction in deferred tax asset		-	-	0.19	-	-
Diluted earnings per share, operating		$0.62	$0.46	$0.45	$0.51	$0.44

			Year to Date
			2018		2017
Diluted earnings per share			$0.74		$0.38
Effect of acquisition charges			0.45		0.68
Tax			(0.10)		(0.26)
Diluted earnings per share, operating			$1.09		$0.80

			Year to Date
			2018		2017
Net income available to common shareholders			$9,202		$3,488
Effect of acquisition charges			5,596		6,280
Tax			(1,303)		(2,372)
Net earnings available to common shareholders, operating			$13,495		$7,396

		Three Months Ended
Average Balance Sheet Data		June 30, 2018	Mar 31, 2018	Dec 31, 2017	Sept 30, 2017	June 30, 2017
Total average assets	A	$2,443,176	$1,986,150	$1,810,252	$1,772,402	$1,751,092
Total average earning assets	B	$2,228,831	$1,811,717	$1,640,250	$1,599,704	$1,577,468

Common Equity	C	$274,535	$230,255	$205,580	$164,455	$155,667
Less intangible assets		57,443	33,929	25,258	25,442	24,878
Tangible common equity	D	$217,092	$196,326	$180,322	$139,013	$130,789

		Three Months Ended
Net Interest Income Fully Tax Equivalent		June 30, 2018	Mar 31, 2018	Dec 31, 2017	Sept 30, 2017	June 30, 2017
Net interest income	E	$21,569	$16,380	$15,221	$14,935	$14,835
Tax-exempt investment income		(758)	(675)	(586)	(579)	(592)
Taxable investment income		1,015	904	888	876	897
Net Interest Income Fully Tax Equivalent	F	$21,826	$16,609	$15,523	$15,232	$15,140

Annualized Net Interest Margin	E/B	3.87%	3.62%	3.71%	3.73%	3.76%
Annualized Net Interest Margin, Fully Tax Equivalent	F/B	3.92%	3.67%	3.79%	3.81%	3.84%

		Three Months Ended
Core Net Interest Margin		June 30, 2018	Mar 31, 2018	Dec 31, 2017	Sept 30, 2017	June 30, 2017
Net interest income (FTE)		$21,826	$16,609	$15,523	$15,232	$15,140
Less purchase accounting adjustments		510	59	87	116	117
Net interest income, net of purchase accounting adj	G	$21,316	$16,550	$15,436	$15,116	$15,023

Total average earning assets		$2,228,831	$1,811,717	$1,640,250	$1,599,704	$1,577,468
Add average balance of loan valuation discount		6,046	1,578	1,558	1,640	1,721
Avg earning assets, excluding loan valuation discount	H	$2,234,877	$1,813,295	$1,641,808	$1,601,344	$1,579,189

Core net interest margin	G/H	3.82%	3.65%	3.76%	3.78%	3.81%

		Three Months Ended
Efficiency Ratio		June 30, 2018	Mar 31, 2018	Dec 31, 2017	Sept 30, 2017	June 30, 2017
Operating Expense
Total non-interest expense		$19,680	$14,598	$12,390	$11,888	$15,070
Pre-tax non-operating expenses		(3,838)	(1,758)	(384)	(47)	(2,682)
Adjusted Operating Expense	I	$15,842	$12,840	$12,006	$11,841	$12,388

Operating Revenue
Net interest income, FTE		$21,826	$16,609	$15,523	$15,232	$15,140
Total non-interest income		5,632	3,459	3,556	3,658	3,757
Pre-tax non-operating items		-	-	-	-	-
Adjusted Operating Revenue	J	$27,458	$20,068	$19,079	$18,890	$18,897

Efficiency Ratio, operating	I/J	57.70%	63.98%	62.93%	62.68%	65.56%

		Three Months Ended
Return Ratios		June 30, 2018	Mar 31, 2018	Dec 31, 2017	Sept 30, 2017	June 30, 2017
Net income available to common shareholders	K	$5,245	$3,957	$2,414	$4,714	$2,366
Acquisition charges		3,838	1,758	384	47	2,682
Tax on acquisition charges		(948)	(355)	(148)	(18)	(1,035)
Charge related to reduction in deferred tax asset		-	-	2,081	-	-
Net earnings available to common shareholders, oper	L	$8,135	$5,360	$4,731	$4,743	$4,013

Annualized return on avg assets	K/A	0.86%	0.80%	0.53%	1.06%	0.54%
Annualized return on avg assets, oper	L/A	1.33%	1.08%	1.05%	1.07%	0.92%
Annualized return on avg common equity, oper	L/C	11.85%	9.31%	9.21%	11.54%	10.31%
Annualized return on avg tangible common equity, oper	L/D	14.99%	10.92%	10.49%	13.65%	12.27%

Mortgage Department
Net Interest Income after provision for loan losses		$214	$189	$272	$249	$233
Loan fee income		1,213	800	1,102	1,276	1,208
Salaries and employee benefits		903	849	806	882	946
Other non-interest expense		127	97	101	102	99
Earnings before income taxes		$397	$43	$467	$541	$396

CONTACT:
The First Bancshares, Inc.
M. Ray “Hoppy” Cole, 601-268-8998
Chief Executive Officer
or
Dee Dee Lowery, 601-268-8998
Chief Financial Officer